CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-98715, 33-34753, 33-53385, 333-77601, 333-38224, 333-41654, 333-59814, 333-101005, 333-120245 and 333-127103) of Teleflex Incorporated of our report dated February 28, 2007, except for the sale of Teleflex Aerospace Manufacturing Group described in Note 16 to the consolidated financial statements, as to which the date is October 2, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 2, 2007

4